THE GABELLI GLOBAL GOLD, NATURAL RESOURCES & INCOME TRUST (the "Fund")

Exhibit Q1(a)

The Fund's Statement of Preferences Creating and Fixing the
Rights of 6.625% Series A Cumulative Preferred Shares, dated October 16, 2007, is incorporated by reference to the Fund's Post-Effective No. 1 as Exhibit 2 (a)(ii) to the
Fund's Registration Statement on Form N-2, as filed with the Securities and Exchange Commission via EDGAR on October
12, 2007 (Accession No. 0000950123-07-013779).